NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces Record High $23.0 Million in Income from Operations and $15.9 Million in Net Income for the Quarter Ended June 30, 2025

FAIRBANKS, AK -- (August 13, 2025) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) announced today that it filed with the Securities and Exchange Commission its Form 10-Q for the quarter ended June 30, 2025 (“Q2-2025”) compared with the quarter ended June 30, 2024 (“Q2-2024”).

Rick Van Nieuwenhuyse, President and CEO of the Company, stated, “Production during the second quarter of 2025 continued to exceed quarterly guidance with record high net income of $15.9 million. During the quarter 17,764 ounces of gold was sold with cash costs of $1,416 per ounce of gold sold and all-in-sustaining costs (“AISC”) of $1,548 of gold sold, well below the 2025 target of $1,625 per ounce. The third campaign of 2025 is scheduled to commence on August 14, 2025 with Contango’s share of production expected to be 15,000 ounces of gold. On a 100% basis, the third campaign is expected to process 250,000 tons and an average gold grade of approximately 0.23 ounces per ton (~7 grams per ton).”

Statement of Operations for Q2-2025 compared to Q2-2024:

The Company reported total income for operations of $23.0 million (“M”) in Q2-2025 compared to a loss from operations of $3.1 M for Q2-2024. For Q2-2025, the Company reported net income of $15.9 M or $1.26 per issued share and $1.24 per fully-diluted share. This compares to a net loss of $18.5 M for Q2-2024 or a loss of $1.90 per issued and fully-diluted share. In Q2-2025, Contango sold 17,764 ounces of gold with cash costs on a by-product basis, per ounce (“Cash Costs”) of $1,416 and all-in-sustaining costs per ounce (“AISC”) of $1,548.

Statement of Cash Flows for the Six Months Ended June 30, 2025 compared to June 30, 2024:

Net cash provided from operating activities was $36.9 M for the six months ended June 30, 2025 (“YTD-2025”), a significant improvement compared to net cash used of $6.9 M for the six months ended June 30, 2024 (“YTD-2024”). The increase in net cash provided by operating activities was primarily driven by gold production at the Manh Choh project and the receipt of $54.0 M in cash distributions from the Peak Gold JV. Cash used in investing activities was $159,870 for YTD-2025 compared to $27.2 M in YTD-2024, which related to cash invested in the Peak Gold JV to fund Contango’s share of Manh Choh development costs in 2024. Cash used in financing activities were $20.5 M for YTD-2025, which primarily related to principal repayments of $22.0 M on its credit facility. This compares to cash inflows of $42.7 M in YTD-2024, primarily related to debt drawdowns of $30.0 M on its credit facility and an equity raise of $14.2 M. The Company’s unrestricted cash position as of June 30, 2025 was $36.5 M compared to $20.1 M as of December 31, 2024.

During Q2-2025 and subsequent to period end, the Company has the following updates:

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Manh Choh Project:

o
Production results:

Contango's Share (30% basis)	Q2-2025	YTD-2025
Gold ounces sold	17,764	35,146	oz
Silver ounces sold	15,472	28,242	oz
Recoverable gold inventory	750	750	oz
Total gold sales	$58,157,337	109,384,105
Total silver sales	$531,100	943,964
Remaining hedge balance, excluding Carry Trade	74,800	74,800	oz
Gold delivered into Carry Trade[1] hedge contracts	11,900	11,900	oz
Remaining hedge balance, including Carry Trade	62,900	62,900	oz
Average realized spot gold price	$3,274	3,112	per oz sold
Average realized blended Carry Trade gold price	$2,441	2,385	per oz sold
Cash distributions received from Peak Gold JV	$30,000,000	54,000,000

Cash costs on By-Product Basis, per Ounce	$1,416	1,375	per oz sold
AISC on By-Product Basis, per Ounce	$1,548	1,461	per oz sold
2025 Guidance (30% Basis)
2025 gold production guidance		60,000	oz

1.
The Carry Trade represents 11,900 ounces of gold that were sold at spot price during Q2-2025 and simultaneously locked in with a forward price to settle on the hedge contract that matures on July 31, 2025. The Carry Trade was settled on July 31, 2025 with a net payment of $15.7 million from Contango in exchange for the reduction of 11,900 ounces of gold under the hedge agreement.

o
During Q2-2025 the Peak Gold JV, operated by a subsidiary of Kinross Gold Corporations (“Kinross”), (on a 100% basis) processed 255,000 tons of ore with an average grade of 0.220 ounces (“oz”) per ton and containing approximately 56,000 oz of gold. Gold recovery averaged 93%, resulting in approximately 52,000 oz of recovered gold, of which Contango’s 30% share amounts to 15,700 oz of gold.

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During Q2-2025 17,764 ounces of gold were delivered to Contango and sold during the period with another 750 ounces of gold remaining in recoverable inventory at the end of the quarter.

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For Q2-2025, cash costs on a by-product basis per ounce were $1,416, and AISC on a by-product basis, per ounce was $1,548 per ounce. The increase in AISC from the first quarter of 2025 compared to Q2-2025 is primarily a result of sustaining capital expenditures on the planned tractor (truck) replacements and the on-going exploration drilling program at Manh Choh.

o
During Q2-2025, the Peak Gold JV paid cash distributions to the Company in the amount of $30 million (“M”).

•
Johnson Tract Project:

During Q2-2025, the Company continued with ongoing work to permit the underground exploration drift and baseline environmental and engineering work for the road and barge landing easements. Field crews started at the end of July 2025.

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Repayments of Debt, Reduction of Hedge Contracts and Marketable Securities:

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The Company’s unrestricted cash position as of June 30, 2025 was $36.5 M.

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Credit Facility:
▪
During Q2-2025, Contango repaid $8.2 M on the Facility, reducing the outstanding principal balance by 21% to $30.1 M.

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Subsequent to period end, on July 11, 2025, Contango repaid $7 M on the Facility, reducing the outstanding principal balance by an additional 23% to $23.1 M.

o
During Q2-2025, the Company sold all gold at spot price and simultaneously locked in a forward price with its lenders on 11,900 ounces of gold related to the July 31, 2025 hedge maturity date (referred to as a “Carry Trade”). The Carry Trade was settled on July 31, 2025 with a net payment of $15.7 M from Contango in exchange for the reduction of 11,900 ounces of gold under the hedge agreement. As of July 31, 2025, the hedge agreement balance was 62,900 ounces.

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Onyx Shares:
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As a result of acquiring Highgold Mining Inc. in July 2024, the Company owns 5 M shares in Onyx Gold Corp. (“Onyx”), which had a value of Cdn$10.4 M as of June 30, 2025.

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Lucky Shot Royalty:
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On July 1, 2025 a Mining Royalty Deed was quitclaimed to the Company, whereby the Company acquired an existing 0.5% net smelter return royalty from a private entity in the amount of $250,000.

CONFERENCE CALL AND WEBCAST

Contango will host a conference call and webcast to discuss the second quarter results on Thursday, August 14, 2025, at 1:00pm EST / 10:00am PST. Participants may join the webcast using the following call-in details: https://6ix.com/event/contango-ore-q2-update.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project from the underlying owner, CIRI, (ii) a lease on the Lucky Shot project from the underlying owner, Alaska Hardrock Inc., (iii) 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims, and (iv) a 100% interest in approximately 145,000 acres of State of Alaska mining claims that give Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com